EXHIBIT 23.2


     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment to the Registration Statement of Niagara Corporation on Form S-3 of our report dated February 28, 1997 (relating to the financial statements of LaSalle Steel Company not presented separately herein) incorporated by reference in the Prospectus, which is part of this Post-Effective Amendment to the Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

     /s/  Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP

     Houston, Texas
     September 29, 1997